                                                                 EXHIBIT 3(i)(1)

                                                Filing Fee:  $115.00
                                                BY: Bilbray, Gibbons, & Pitaro
                                                Suite 700
                                                225 E. Bridger Ave.
                                                Las Vegas, Nevada 89101
         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

    MAY 13, 1980

        /s/
     [2682-80]
     ---------

                            ARTICLES OF INCORPORATION

                                       OF

                         TOMAHAWK OIL AND MINERALS, INC.

     The undersigned, to form a corporation under Chapter 78 of the Nevada

Revised Statutes, hereby CERTIFY:

     1. NAME: The name of the corporation is TOMAHAWK OIL AND MINERALS, INC.

     2. OFFICE: The principal office of the corporation in the State of Nevada is to be located at 225 East Bridger, Suite 700, Las Vegas, Nevada 89101. The

corporation may also maintain an office or offices at such other places within or outside the State of Nevada as it may from time to time determine Corporate business of every kind and nature may be conducted and meetings of Directors and

Stockholders held, outside of the State of Nevada, the same as in the State of

Nevada.

     3. PURPOSE: The nature of the business and objects and purposes of the corporation are:

         (a) To engage in any lawful activity or activities in the State of

Nevada and throughout the world;

         (b) To do any and all things necessary, suitable and proper for the accomplishment of any of the purposes, the fulfillment of any of the obligations or the furtherance of the powers hereinbefore set forth, either alone or in association, partnership or joint venture with other persons, firms or corporations, and to do every other act or acts, thing or things, incidental or appurtenant to, growing out of, or connected with the aforemen- tioned business or powers, or any part or parts thereof including or not limited to the exploration, development and distribution of oil and minerals, provided the same shall not be inconsistent with the laws of the State of Nevada;

        (c) The above and foregoing statement of purpose shall not be construed as in any way limiting the general powers upon corporations by the laws of the

State of Nevada.

     4. CAPITAL STOCK: The total authorized capital stock of the corporation shall consist of 100,000,000 shares, having a par value of $.001 per share

     5. DIRECTORS: The number of the governing Board of the Corporation shall be styled Directors, and he number thereof shall not be less than THREE, except that in the event all of the shares of the corporation are owned beneficially and of record by either ONE or TWO stockholders, the number of Directors may be less than the number of stockholders. The number of Directors may from time to time be increased or decreased in such a manner as shall be provided by the

By-Laws of the corporation. Directors shall be a citizens of the United States.

The names and addresses of the First Board of Directors, which shall consist of

THREE persons, and who shall hold office until their successor and successors are duly elected and qualified are as follows:

          DEBORAH L. KRUM               225 East Bridger, Suite 700
                                        Las Vegas, Nevada  89101

          STELLA SWALLICK               225 East Bridger, Suite 700
                                        Las Vegas, Nevada  89101

          CATHERINE BILBRAY             225 East Bridger, Suite 700
                                        Las Vegas, Nevada  89101

     6. NON ASSESSABLE: The capital stock of the corporation after the amount of the subscription price has been paid in money, property or services, as the

Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

     7. INCORPORATORS: The name and post office address of each of the

Incorporators, which are THREE in number, signing these Articles of

Incorporation is as set forth above under the caption "Directors".

     8. PREEMPTIVE RIGHTS AND CUMULATIVE VOTING: The Stockholders of the

corporation shall have no preemptive rights or rights to cumulative voting.

     9. TERM: The corporation shall have perpetual existence. Dated this 8th day of May, 1980.

                                                    /s/ Deborah L. Krum
                                                    ---------------------
                                                    DEBORAH L. KRUM

                                                    /s/ Stella Swallick
                                                    ---------------------
                                                    STELLA SWALLICK

                                                    /s/ Catherine Bilbray
                                                    ---------------------
                                                    CATHERINE BILBRAY

STATE OF NEVADA  )
                 )  ss:
COUNTY OF CLARK  )

         On this 8th day of May, 1980, before me, the undersigned, a Notary

Public in and for the above County and State, appeared DEBORAH L. KRUM, STELLA

SWALLICK and CATHERINE BILBRAY known to me to be the persons who executed the foregoing ARTICLES OF INCORPORATION, who acknowledged to me that they executed the same freely and voluntarily and for the purposes and uses therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affirmed my official seal the day and year written.

                             /s/
                             --------------------------------
                             NOTARY PUBLIC for said
                                   County and